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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 4, 2002

                                  ADSTAR, INC.
                                  ------------
             (Exact name of Registrant as specified in its charter)

            Delaware                     001-15363                22-3666899
-------------------------------      ----------------        -------------------
(State or other jurisdiction of      (Commission File           (IRS Employer
         incorporation)                   Number)            Identification No.)

                         4553 Glencoe Avenue, Suite 325
                        Marina del Rey, California 90292
                        --------------------------------
               (Address Of Principal Executive Office) (Zip Code)

        Registrant's telephone number, including area code (310) 577-8255

                                AdStar.com, Inc.
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5: Other Events

On April 4, 2002 the Registrant issued the following press release:

              AdStar Announces Preliminary Annual Results for 2001

       Company experiences significant growth in revenues and gross profit

MARINA DEL REY, Calif. - April 4, 2001 - AdStar, Inc. (Nasdaq: ADST, ADSTW), a leading software and application service provider for the classified advertising industry, today announced preliminary financial results for the year ended December 31, 2001.

AdStar reported net revenues of $2,081,000 for 2001, an increase of more than 51 percent compared to 2000 revenues of $1,375,000. Gross profits for 2001 increased by 217 percent to $1,275,000, compared to gross profits of $402,000 in 2000. The company had a net loss of $1,884,000 in 2001, or $0.30 per share, compared with a loss of $4,629,000, or $1.34 per share in 2000.

"The strong increase in revenues in 2001 is a direct result of the introduction of AdStar's new application service provider model for publishers," said Leslie Bernhard, president of AdStar. "As a result of contracts with newspapers, including certain Knight Ridder publications, we have experienced significant growth in monthly hosting revenue, processing fees and services revenue. This increase in gross profits demonstrates the viability of our new business model, and we are enthusiastic about 2002 - particularly given our recent agreements with Tribune Company and CareerBuilder."

"We are continuing to see the benefits of our shift to an ASP model as more publishers are beginning to recognize the need to integrate the Web with their overall classified ad sales strategies. AdStar is in a great position to benefit from the integration of print and Web classified advertising because our technology stands alone in the market in its compatibility with all major vendors' publishing systems and is truly designed to help advertisers target local and regional areas as part of an overall national advertising campaign. In addition, our company continues to improve financially with the recent $1.8 million investment from Tribune Company in early 2002. We are confident that we have enough working capital to meet our needs for the remainder of the year."

During 2001, total Web-based transactions increased to more than 86,000, from 55,000 in 2000. The related gross billings generated from these transactions, on a combined basis, rose to more than $7,300,000 in 2001, from $4,300,000 in 2000. AdStar estimates that during 2001 more than $400 million in classified ads were placed in newspapers using AdStar's remote entry systems."AdStar's strength lies in the knowledge gained from working directly with advertisers and publishers for the past 16 years," Bernhard added. "We designed our current ASP model to take advantage of this strength and to become the preeminent supplier of technology that connects publishers with classified advertisers - the main source of newspapers' advertising revenue."

AdStar has requested an extension from the Securities and Exchange Commission for its 2001 10-KSB filing as a result of concluding three financings subsequent to the end of the year for an aggregate of $2.5 million, of which $500,000 was received prior to year-end. The company felt that year-end financials could not be completed without assessing the impact of these financings on the presentation of year-end information. AdStar expects to file its 2001 Form 10-KSB no later than April 16, 2002.

AdStar had 7,729,851 total shares outstanding at the end of 2001 compared with 5,217,119 shares at the end of 2000.

About AdStar, Inc.

AdStar (Nasdaq: ADST, ADSTW), based in Marina del Rey, Calif., serves as an application service provider (ASP) for the $20+ billion classified advertising industry. AdStar turns publishers' Web sites into full-service classified ad sales channels for their print and online classified ad sections. Since 1986, AdStar has set the standard for remote ad entry software by giving advertisers the ability to place ads electronically with many of the largest newspapers in the United States. Today, AdStar's infrastructure, through its private label model, powers classified ad sales for more than 20 of the largest newspapers in the United States and the Newspaper Association of America's bonafideclassifieds.com, where ads can be placed in more than 120 newspapers.

Forward Looking Statements

This release contains forward-looking statements concerning the business andproducts of the company. Actual results may differ from those projected or implied by such forward-looking statements depending on a number of risks and uncertainties including, but not limited to, the following: historical business has already matured, new online business is unproven and may not generate expected revenues, and Internet security risks. Other risks inherent in the business of the company are described in Securities and Exchange Commission filings, including the company's annual report on Form 10-KSB. The company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

                                  AdStar, Inc.
                                  Balance Sheet

                                                               December 31,
                                                            2001         2000
Assets

Cash and cash equivalents                                $  411,449   $1,606,999
Restricted cash                                              45,547      100,000
Accounts receivable, net of allowance for doubtful
       accounts of $15,000 and $73,000                      210,370      227,144
Prepaid and other assets                                    174,387      154,648
Total current assets                                        841,753    2,088,791

Property and equipment, net                               1,917,778    1,616,163
Intangible, net                                              86,835      124,383
Other assets, net                                            24,863       34,571

Total assets                                             $2,874,960   $3,863,908

Liabilities and stockholders' equity

Accounts payable                                         $  416,732   $  298,547
Accrued expenses                                            446,628      542,868
Deferred revenue and
   other current liabilities                                153,213      165,304
Notes payable                                                    --    1,100,000
Capital lease obligations                                     5,162       15,009
                                                         -----------------------
Total current liabilities                                 1,021,735    1,021,735

Other liabilities                                             8,473       45,594
                                                         -----------------------
Total liabilities                                         1,030,208    2,167,322

Stockholders' equity                                      1,844,752    1,696,586
                                                         -----------------------
Total liabilities and stockholders' equity               $2,871,229   $3,863,908
                                                         =======================

                            Statements of Operations

                                                          Year ended December 31,
                                                          -----------------------
                                                            2001            2000
                                                            ----            ----
Net revenues                                            $  2,080,612    $  1,374,697
Cost of revenues                                             805,964         972,679
                                                        ------------    ------------

    Gross profit                                           1,274,648         402,018

Sales expense                                                656,349       1,428,574
Administrative expenses                                    1,881,957       2,269,331
Development costs                                            639,503       1,386,518
                                                        ------------    ------------

     Loss from operations                                 (1,903,161)     (4,682,405)
Interest income (expense), net                                23,871          58,763
                                                        ------------    ------------

     Loss before taxes                                    (1,879,290)     (4,623,642)
Provision for income taxes                                    (5,208)         (5,167)
                                                        ------------    ------------
     Net loss                                           $ (1,884,498)   $ (4,628,809)
                                                        ============    ============

Loss per share - basic and diluted                            $(0.30)         $(1.34)
Weighted average number of shares - basic and diluted      6,373,037       3,452,619

                            Statements of Operations

                                                         Quarter ended December 31,
                                                         --------------------------
                                                            2001            2000
                                                            ----            ----
Net revenues                                            $    468,356    $    301,091
Cost of revenues                                             229,204         230,197
                                                        ------------    ------------

    Gross profit                                             239,152          70,894

Sales expense                                                144,364         309,273
Administrative expenses                                      448,297         786,391
Development costs                                            247,478         344,181
                                                        ------------    ------------

     Loss from operations                                   (600,987)     (1,368,951)
Interest income (expense), net                                 2,267          26,498
                                                        ------------    ------------

     Loss before taxes                                      (603,254)     (1,342,453)
Provision for income taxes                                    (1,669)         (4,567)
                                                        ------------    ------------
     Net loss                                           $   (604,923)   $ (1,347,020)
                                                        ============    ============

Loss per share - basic and diluted                            $(0.09)         $(0.26)
Weighted average number of shares - basic and diluted      6,725,146       5,187,429

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        AdStar, Inc.


Dated: April 8, 2002                    By: /s/ Leslie Bernhard
                                            ------------------------------------
                                            Leslie Bernhard, President and Chief
                                            Executive Officer


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